Exhibit 3.16

The Companies Acts 1985 and 1989

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MAGNACHIP SEMICONDUCTOR LIMITED

1.	The name of the Company is “MAGNACHIP SEMICONDUCTOR LIMITED”.

2.	The registered office of the Company will be situate in England.

3.	The objects for which the Company is established are:-

3.1.1	to carry on business as a general commercial company;

3.1.2

to carry on the business of a holding company in all its branches and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit; generally to hold, manage, develop, lease, sell or dispose of the same, and to vary any of the investments of the Company; to act as trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of any description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company.

3.1.3	To carry on business as a property investment and development company, and to purchase, hold, take on lease or in exchange or otherwise acquire and deal in, sell, exchange, let on lease, and otherwise dispose of land or buildings wheresoever situate or rights or interests therein and to manage or let the same or any part thereof or to develop the same or any part thereof and to carry on business as auctioneers, valuers, surveyors, estate agents, managing agents, estate developers and development agents, builders, builders’ merchants, joiners and woodworkers, decorators, plumbers, electricians, transport and removal contractors, carriers, warehousemen, proprietors and dealers in all forms of transport and to carry on business as proprietors of restaurants and hotels and producers, promoters, exhibitors, distributors, managers and agents of all forms of amusement, recreation, sport and entertainment.

3.1.4	To carry on business as bankers, financiers, dealers, concessionaires, merchants and brokers and to form, constitute, float, invest in, manage, assist, advise and control any companies, syndicates or undertakings whatsoever and to undertake, carry on, transact and execute all kinds of financial, commercial, trading, trust and agency business and operations.

3.1.5	to carry on within and without the United Kingdom the businesses of exporters, importers, manufacturers, agents, brokers, general merchants and dealers, both wholesale and retail, in commodities of every description and all commercial goods, manufactured goods and all goods for personal and household use and consumption, ornament, recreation and amusement, and generally in all raw materials, manufactured goods, materials, provisions and general produce, and to carry on the aforesaid businesses, either together as a single business or as separate and distinct businesses in any part of the world;

3.1.6	to carry on any other trade or business, whether subsidiary or not, which may appear to the Company likely to be carried on conveniently or advantageously in conjunction with any of the above trades or businesses or which is likely to be profitable to the Company or is calculated directly or indirectly to enhance the value of any of the property, rights or assets of the Company;

3.2	to construct, erect, maintain, alter, repair, replace or remove any buildings, works, structures, roads, plant, machinery, tools or equipment as may seem desirable for any of the trades or businesses of the Company;

3.3	to buy, grow, process, prepare, manufacture, repair, alter and improve all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things of all descriptions which may conveniently be dealt with in connection with any of the objects of the Company or which are likely to be required by customers or other persons or companies having or about to have dealings with the Company;

3.4	to apply for or otherwise acquire any patents, patent rights, trade marks, names, copyrights, licences, privileges or processes for or in any way relating to any of the trades or businesses of the Company and to grant licences for the use of the same;

3.5	to purchase, take on lease or in exchange, hire or otherwise acquire, develop, hold and manage for any estate or interest any real or personal property and any rights or privileges which the Company may think necessary, suitable or convenient for the purposes of or in connection with any of its trades or businesses;

3.6	To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person or company carrying on any business which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted directly or indirectly for the benefit of the Company.

3.7	to pay for any property, assets or rights acquired by the Company either in cash or by the issue of fully or partly paid shares of the Company, with or without any preferred or special rights or privileges, or by the issue of debentures, bonds or other securities, with or without special rights or privileges, on such terms as the Company may determine;

3.8	To work, improve, manage, develop, lease, let on hire, grant licences, easements and other rights in or over and to mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property, rights or assets of the Company and to develop the resources of any property for the time being belonging to the Company in such manner as the Company may think fit.

3.9	to sell, dispose of or otherwise deal with the property, business, undertaking or assets of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company, and to take or hold mortgages, liens and charges to secure the payment of the whole or any part of the purchase price thereof;

3.10	to enter into partnership or amalgamation with any person or company for the purpose of carrying on any business or transaction within the objects of the Company and to enter into such arrangement for co-operation, sharing profits, losses, mutual assistance, or other working arrangements as may seem desirable;

3.11	to enter into any arrangements with any Government or authority, supreme, municipal, local or otherwise, which may seem conducive to the objects of the Company or any of them and to apply for, promote and obtain any statute, order, regulation, contract, decree, right, privilege, concession, licence or authorisation from any such Government or authority or from any department thereof for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem expedient and to carry out, exercise and comply with the same;

3.12	to borrow or raise money in such amounts and manner and upon such terms as the Company shall think fit, and, when thought desirable, to execute and issue security of such kind, subject to such conditions, for such amount, and payable in such place and manner and to such person or company as the Company shall think fit;

3.13	to mortgage and charge the undertaking and all or any of the real or personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue as primary or collateral or other security at par or at a premium or a discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures, debenture stock, mortgages, charges or other securities either permanent or redeemable and collaterally or further to secure any securities of the Company by a trust deed or other assurance;

3.14	to give credit to or become surety or guarantor for any person or company, and to give all descriptions of guarantees and indemnities and, either with or without the Company receiving any consideration, to guarantee or otherwise secure (with or without a mortgage or charge on all or any part of the undertaking, property and assets, present and future, and the uncalled capital of the Company) the performance of the obligations, and the payment of the capital or principal of, and dividends or interest on, any stocks, shares, debentures, debenture stock, notes, bonds or other securities, of any person, authority (whether supreme, local, municipal or otherwise) or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company, or a subsidiary undertaking of the Company’s holding company or of the Company, or any other company associated with the Company in business; the expressions “holding company” and “subsidiary undertaking” shall when used in this Memorandum of Association have the same meanings respectively as in the Companies Act 1985;

3.15	to advance, deposit or lend money, securities and property to or with such persons or companies on such terms with or without security upon such property, rights and assets as may seem expedient, to undertake the provision of hire purchase and credit sale finance and to act as factors;

3.16	to invest and deal with the monies of the Company not immediately required for the purpose of its business in or upon such investments or securities and in such manner and upon such terms as may from time to time be determined;

3.17	to make, draw, accept, endorse, discount, and negotiate, issue or execute bills of exchange, promissory notes, bills of lading, warrants and other negotiable, transferable or mercantile instruments;

3.18	to pay all or any of the costs and expenses of, and preliminary and incidental to, the formation, promotion and incorporation of the Company, whether incurred before or after its registration;

3.19	to pay commissions to and remunerate any person or company for services rendered to the Company and in particular in placing or assisting to place any of the shares in the capital of the Company, or any debentures or other security of the Company, or in or about the formation or promotion of the Company or the conduct of its business whether by cash payment or by the allotment of shares or securities of the Company, credited as paid up in full or in part or otherwise, as may be deemed expedient;

3.20	to make donations to such persons or companies and, in such cases, either by cash or by other assets, as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient;

3.21	to adopt such means for making known any services provided by the Company and keeping the same before the public as may be deemed expedient and in particular to employ advertising and public relations techniques of all kinds;

3.22	to vest any real or personal property, rights or interest acquired by or belonging to the Company in any person or company on behalf of or for the benefit of the Company;

3.23	to distribute among the members in specie any property of the Company, or any proceeds of sale, disposal or realisation of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

3.24	to establish or promote any company for the purpose of acquiring all or any of the assets and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company or to further any of the objects of the Company;

3.25	to appoint any person or company to be the agent or agents of the Company and to act as agents, secretaries, managers, contractors or in any similar capacity;

3.26	to insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interest, goodwill or influence or other assets and to pay the premiums on such insurance;

3.27

to support or subscribe to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its officers or employees, or the officers or employees of its predecessors in business or any subsidiary undertaking or associated company, or which may be connected with any town or other place where the Company carries on business, and to give pensions, gratuities or charitable aid to any officer, former officer, employee or former employee of the Company or its predecessors in business or any subsidiary undertaking or associated company, or to the wives, children or other relatives or dependants of such persons, and to make payments towards insurance, and to form and contribute to provident and benefit funds for the benefit of any officers or employees of the Company, its predecessors in business or any subsidiary undertaking, or associated company, and to subsidise or assist any association of employers or employees or any trade association, and to promote, enter into and carry into effect any scheme for the sharing of profits with employees or the grant of options and other benefits to employees;

3.28	to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability;

3.29	to procure the Company to be registered or recognised in any country or place outside the United Kingdom;

3.30	to do all or any of the above things in any part of the world, and either as principals, agents, contractors, trustees or otherwise, or by or through trustees, agents, sub-contractors or otherwise, and either alone or in conjunction with others;

3.31	to do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

It is hereby expressly declared that the objects specified in each sub-clause of this clause shall be regarded as independent objects and accordingly shall be in no way limited or restricted (except when otherwise expressed in such sub-clause) by reference to or inference from the terms of any other sub-clause, or the name of the Company, and none of the sub-clauses shall be deemed merely subsidiary or auxiliary to the objects mentioned in the first sub-clause but may be carried out and construed in as wide a sense as if each of the said sub-clauses defined the objects of a separate and distinct company.

4.	The liability of the members is limited.

5.	The share capital of the Company is £1,000 divided into 1,000 shares of £1 each with power to increase the capital and to consolidate and sub-divide the same. The shares in the original or increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, redemption, voting or otherwise.

WE, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares in the capital of the Company set opposite our name below.

NAME AND ADDRESS OF SUBSCRIBER	Number of Shares taken by Subscriber
For and on behalf of Magnachip Semiconductor S.a r.L 10, rue de Vianden, L-2680 Luxembourg Grand Duchy of Luxembourg

Total Shares taken	Two

DATED	day of August 2004

WITNESS	to the above Signature:-	Sign:
Print Name:
Address: